Exhibit 16.1

                              Labrozzi & Co., P.A.
                          Certified Public Accountants
                                 1041 SW 9 Court
                              Miami, Florida 33130


                                  March 6, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:  Arrow Cars International, Inc./File Reference No. 000-55002

Dear Madam or Sir:

     We have read Arrow Cars  International,  Inc.'s statement  included in Item
4.01 on Amendment No. 1 to Form 8-K dated February 25, 2014. We agree with such statements made regarding our firm.

     We consent to the filing of this letter as an exhibit to the foregoing amended report on Form 8-K.

Very truly yours,


/s/ Labrozzi & Co., P.A.
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Labrozzi & Co., P.A.